                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ZOLL MEDICAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            ZOLL MEDICAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            ZOLL MEDICAL CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, FEBRUARY 8, 2001
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Zoll Medical Corporation (the "Company") will be held on Thursday, February 8, 2001 at 10:00 a.m. at Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 for the following purposes:

          1. To elect two Class III directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 29, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Stockholders of record of the Company's common stock, par value $.02 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Raymond C. Zemlin, Clerk

Burlington, Massachusetts
January 8, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            ZOLL MEDICAL CORPORATION

                                32 SECOND AVENUE
                                 NORTHWEST PARK
                        BURLINGTON, MASSACHUSETTS 01803
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 8, 2001

                                                                 January 8, 2001

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zoll Medical Corporation (the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Thursday, February 8, 2001 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (i) the election of two Class III directors of the Company and (ii) any other matters properly brought before the Annual Meeting.

VOTING

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about January 8, 2001. The Board of Directors has fixed the close of business on December 29, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.02 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,805,133 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as "yes votes"; votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL

BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS III DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTER OTHER THAN THAT SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 2000 Annual Report, including the Company's audited financial statements for the fiscal year ended September 30, 2000, is being mailed to stockholders concurrently with this Proxy Statement.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company is currently comprised of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of stockholders. In February 2000, the Board elected Benson F. Smith as a Class I Director to serve until the 2002 Annual Meeting to fill a vacancy created by the death of a director of the Company.

     At the Annual Meeting, two Class III directors will be elected to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Richard A. Packer and James W. Biondi, M.D. for election as Class III directors (the "Nominees"). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the two Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2002 and 2003 based on information furnished to the Company by each director. The following information is as of September 30, 2000 unless otherwise specified.

                                                                         AMOUNT AND NATURE OF
            NAME AND PRINCIPAL OCCUPATION                     DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
                 FOR PAST FIVE YEARS                    AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
            -----------------------------               ---   --------   --------------------   --------
                       CLASS III NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING
Richard A. Packer.....................................  43      1996             59,050(2)          *
  Mr. Packer joined the Company in 1992 and in
  November 1999, was appointed Chairman of the Board
  of Directors and Chief Executive Officer. Mr. Packer
  served as President, Chief Operating Officer and
  Director from May 1996 to his appointment as CEO.
  Since 1992 he has served as Chief Financial Officer
  and Vice President of Operations of the Company.
  From 1987 to 1992, Mr. Packer served as Vice
  President of various functions for Whistler
  Corporation, a consumer electronics Company. Prior
  to this, Mr. Packer was a manager with the
  consulting firm of PRTM/KPMG, specializing in
  operations of high technology companies. Mr. Packer
  is a director of Lifecor, Inc. Mr. Packer received
  B.S. and M. Eng. degrees from the Rensselaer
  Polytechnic Institute and an M.B.A. from the Harvard
  Graduate School of Business Administration.

James W. Biondi, M.D..................................  44      1999              3,500(3)          *
  Dr. Biondi has served as Chairman of Cardiopulmonary
  Corp. since its founding in 1988, and Chief
  Executive Officer and President since 1992.
  Cardipulmonary Corp. designs, develops and assembles
  advanced software driven ventilators used for the
  treatment of anesthesia and intensive care patients.
  Since 1992, Dr. Biondi has been an Adjunct Assistant
  Professor of Medicine at Yale University School of
  Medicine. Dr Biondi also serves as Chairman of Ivy
  Biomedical Systems, Inc.

                         CLASS I CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2002
Daniel M. Mulvena.....................................  52      1998              5,000(4)          *
  Mr. Mulvena is the owner of Commodore Associates,
  Inc., a consulting company. From 1992 to 1995, Mr.
  Mulvena was a Group Vice President of Boston
  Scientific Corporation. Mr. Mulvena serves as
  Chairman of the Board of Directors of Echo-cath,
  Inc. and Magna Lab, Inc. He is also a director of
  Thoratec Laboratories, Inc. and Cambridge Heart,
  Inc.

Benson F. Smith.......................................  53      2000                  0             *
  Mr. Smith is a Senior Consultant at Gallup
  Organization, a research organization. Mr Smith was
  formerly President, Chief Operating Officer and a
  member of the Board of Directors of C.R. Bard, Inc.
  Mr. Smith worked at C.R. Bard, Inc. in various
  capacities for 25 years until his retirement in
  1998. Mr Smith currently serves as a board member
  for a variety of academic and health-related
  organizations.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
     FOR PAST FIVE YEARS                                AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------
                        CLASS II CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2003

Willard M. Bright, M.D................................  86      1983             89,450(5)       1.0%
  Dr. Bright previously served as Chairman of the
  Board of Directors of the Company. Prior to joining
  the Company, Dr. Bright served as President and
  Chief Executive Officer of The Kendall Company and
  Boehringer Mannheim Corporation, medical products
  manufacturers, and President and director of
  Curtiss-Wright Corp., an aerospace and industrial
  products manufacturer.

Thomas M. Claflin, II.................................  59      1980             71,745(6)          *
  Mr. Claflin is a principal of Claflin Capital
  Management, Inc., a venture capital firm, and
  general partner of its venture capital partnerships.

M. Stephen Heilman, M.D...............................  67      1996             56,500(7)          *
  Dr. Heilman founded and has served as Chairman and
  Chief Executive Officer of Lifecor, Inc., a medical
  device company, since 1986. Dr. Heilman also founded
  and has served as Chairman and Chief Executive
  Officer of Vascor, Inc. since 1986 and also founded
  Medrad Inc. in 1964. Dr. Heilman is a director of
  SkyMark Corporation, Medrad Inc. and Precision
  Therapeutics.

All directors and executive officers as
  a group (11 persons)................................                          324,245(8)       3.7%

---------------
  *   Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.

 (2) Includes 45,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000. Does not include 71,250 options to purchase Common Stock which are not exercisable within 60 days of September 30, 2000.

 (3) Includes 2,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000.

 (4) Represents 5,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000.

 (5) Represents 78,200 shares of Common Stock held by the Willard M. Bright Revocable Inter Vivos Trust dated August 2, 1990 and 11,250 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000.

 (6) Includes 229 shares of Common Stock held by Mr. Claflin's spouse and 3,277 shares held by various Claflin Capital Management, Inc. partnership entities, as to which Mr. Claflin disclaims beneficial ownership, and 7,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000.

 (7) Includes 7,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000.

 (8) Includes 114,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2000.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 7 meetings during the fiscal year ended September 30, 2000. Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of which he was a member which were held during the period he was a director or committee member.

     The Company has standing Audit and Compensation Committees. The members of the Audit Committee are Messrs. Claflin (as Chairman) and Smith and Dr. Heilman. Each of the members of the Audit Committee is independent as defined in the National Association of Securities Dealers' listing standards. The Audit Committee reviews the results of the annual audit of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit A to this Proxy Statement. During the fiscal year ended September 30, 2000, the Audit Committee held 3 meetings. The Audit Committee's report on the Company's audited financial statements for the fiscal year ended September 30, 2000 appears elsewhere in this Proxy Statement.

     The members of the Compensation Committee are Mr. Mulvena (Chairman) and Dr. Biondi. The Compensation Committee reviews and approves the Company's executive compensation and benefit policies, administers the Company's 1992 Stock Option Plan and the Non-Employee Directors' Stock Option Plan. During the fiscal year ended September 30, 2000, the Compensation Committee held 2 meetings. The Compensation Committee's report on executive compensation appears elsewhere in this Proxy Statement.

     The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by, the Company's By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive: (i) an $8,000 annual retainer payable quarterly; (ii) a $2,000 annual retainer for Committee Chairmen payable quarterly; and (iii) a $500 meeting fee for each meeting of directors attended. Dr. Bright has a consulting arrangement with the Company pursuant to which he provides management, personnel and marketing advice and services to the Company. During the fiscal year ended September 30, 2000, Dr. Bright received $50,000 pursuant to this arrangement.

     Non-Employee Directors' Stock Option Plan. The Company has adopted a Non-Employee Directors' Stock Option Plan which provides that each Director of the Company who is not also an employee of the Company will be granted options to purchase 10,000 shares of the Company's Common Stock. Each Non-Employee Director of the Company who served in such position on April 23, 1996, the effective date of this Plan, received a grant of options as of that date. Each Non-Employee Director who is first elected to the Board of Directors after that date is automatically granted an option to purchase 10,000 shares of common stock on the date such person is initially elected to the Board. The exercise price of options granted under the Plan is equal to the fair market value of the common stock on the date of grant. All options granted under the Plan vest in four equal annual installments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the three fiscal years ended September 30, 2000 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers in fiscal year 2000 (collectively, the "Named Executive Officers").

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                  ANNUAL COMPENSATION                 SHARES
                                       -----------------------------------------    UNDERLYING
           NAME AND                                               OTHER ANNUAL       OPTIONS          ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)    GRANTED(#)    COMPENSATION($)(2)
      ------------------        ----   ---------   -----------   ---------------   ------------   ------------------

Richard A. Packer.............  2000    237,500      120,000              --          75,000             941
    Chief Executive Officer     1999    205,000       90,000              --           5,000             984
    and President               1998    200,000           --              --              --             960

A. Ernest Whiton(3)...........  2000    155,000       61,000              --              --             614
    Chief Financial Officer
      and                       1999    102,421       50,000              --          40,000             492
    Vice
      President-Administration  1998         --           --              --              --              --

Donald Boucher................  2000    147,000       38,250                                             582
    Vice President-Research     1999    140,000       37,500              --              --             672
    and Development             1998    129,000       18,125              --              --             619

Steven Flora..................  2000    154,166       69,000              --              --             610
    Vice President-N.A. Sales   1999    145,000      125,000          59,281(4)           --             696
                                1998     12,083           --              --          40,000              58

Ward M. Hamilton..............  2000    147,000       40,000              --              --             582
    Vice President-Marketing    1999    140,000       45,000              --              --             672
                                1998    135,000       21,250              --              --             648

---------------
 (1) Amounts shown for each fiscal year include bonuses paid during the succeeding fiscal year. Thus, the 1998 bonus includes an amount paid in fiscal 1999 for fiscal 1998, the 1999 bonus includes an amount paid in fiscal 2000 for fiscal 1999, and the 2000 bonus includes an amount paid in fiscal 2001 for fiscal 2000.

 (2) All Other Compensation reflects life insurance premiums paid by the Company for the executive officers.

 (3)  Mr. Whiton joined the Company in 1999.

 (4)  Relocation expenses.

     Option Grants in Last Fiscal Year. The following table sets forth certain information regarding options granted during the fiscal year ended September 30, 2000 by the Company to the Named Executive Officers.

                                                                                                       POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                   INDIVIDUAL GRANTS                  AT ASSUMED
                                                         -------------------------------------       ANNUAL RATES
                                                         % OF TOTAL                                 OF STOCK PRICE
                                           NUMBER OF      OPTIONS                                    APPRECIATION
                                          SECURITIES      GRANTED                                     FOR OPTION
                                          UNDERLYING         TO       EXERCISE OR                       TERM(1)
                                            OPTIONS      EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------
                 NAME                       GRANTED       IN 2000       ($/SH)         DATE        5%($)      10%($)
                 ----                    -------------   ----------   -----------   ----------   ---------   ---------

Richard A. Packer......................     75,000          20%          38.25       11/15/09    1,804,141   4,572,049

---------------

 (1) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information regarding stock options exercised during the fiscal year ended September 30, 2000 and stock options held as of September 30, 2000 by the Chief Executive Officer and each Named Executive Officer.

                                                                       NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                     SHARES                       OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR-END(2)
                                    ACQUIRED                      ---------------------------   ----------------------
                                       ON            VALUE         EXERCIS-      UNEXERCIS-     EXERCIS-    UNEXERCIS-
              NAME                 EXERCISE(#)   REALIZED($)(1)   ABLE(#)(3)       ABLE(#)       ABLE($)     ABLE($)
              ----                 -----------   --------------   -----------   -------------   ---------   ----------

Richard A. Packer................    45,000        1,526,783        45,750         71,250       1,310,938   1,215,313
Ward Hamilton....................    52,000        2,281,063         5,250          3,750         217,031     157,031
Donald Boucher...................     6,000          258,000        14,500          8,750         607,188     366,406
Steven Flora.....................    10,000          407,500        10,000         20,000         411,250     822,500
A. Ernest Whiton.................     4,750          183,766         5,250         30,000         205,734   1,175,625

---------------
 (1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

 (2) Year-end value is based on the closing market price per share on September 30, 2000 ($48.75), less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

 (3)  Includes options exercisable within 60 days after September 30, 2000.

STOCK PERFORMANCE CHART

     The following chart provides an annual comparison, from September 30, 1995 of the cumulative total shareholder return (assuming reinvestment of any dividends) among Zoll Medical Corporation, the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Health Care (excluding Biotechnology) Index, an industry index of 43 health care and medical technology companies (including the Company). The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The historical information set forth below is not necessarily indicative of future performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZOLL MEDICAL CORPORATION, THE RUSSELL 2000 INDEX
         AND THE CHASE H & Q HEALTHCARE (EXCLUDING BIOTECHNOLOGY) INDEX

                                [GRAPH OMITTED]

                                                                        CHASE H & Q HEALTHCARE- EXCLUDING
                     ZOLL MEDICAL CORPORATION       RUSSELL 2000                            BIOTECHNOLOGY
                                                                                                   100.00
9/95                                   100.00             100.00                                   122.39
9/96                                   165.33             113.13                                   146.78
9/97                                    74.67             150.68                                   150.09
9/98                                    80.67             122.03                                   150.60
9/99                                   322.67             145.30                                   223.04
9/00                                   520.00             161.60

            * $100 INVESTED ON 9/30/95 IN STOCK OR INDEX-
              INCLUDING REINVESTMENT OF DIVIDENDS.
              FISCAL YEAR ENDING SEPTEMBER 30.

REPORT OF THE COMPENSATION COMMITTEE

     Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company effectively and continuing its growth in the competitive marketplace for cardiac resuscitation equipment. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

     Like many other public companies, the Company uses a three-pronged approach to its compensation for each executive for the following twelve months. First, the executive's base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company maintains an incentive bonus program for executive officers and certain other members of management under which discretionary bonuses may be offered based upon the achievement of corporate and individual performance goals. The objective of the incentive bonus program is to reward executives for their past twelve months' performance. Finally, the Company utilizes stock options granted under its 1992 Stock Option Plan as a long-term incentive for the executive officers as well as for many other employees of the Company. The Company believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a four-year period.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Company's Compensation Committee, which is currently composed of two non-employee directors. The Compensation Committee meets periodically, and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company's executive officers and the granting of options are then approved or ratified by all of the non-employee directors.

     Factors Considered in Setting Compensation of the Chief Executive Officer and President. Mr. Packer, who has served as President of the Company since 1996, became Chief Executive Officer and Chairman in November, 1999 following the death of Mr. Rolf Stutz. Mr. Packer has an employment agreement with the Company providing for a base salary which was increased to $240,000 in connection with Mr. Packer's appointment as Chief Executive Officer in November, 1999. In addition, at the same time Mr. Packer was awarded options to purchase 75,000 shares in order to provide him with additional long-term incentives tied to the Company's performance. The Compensation Committee considers the Company's financial performance, as measured by sales and earnings growth, to be a significant determinant in Mr. Packer's overall compensation package. In making its determinations, however, the Compensation Committee also considers a number of other factors which are not subject to precise quantitative measurement and which the Committee believes can only be properly assessed over the long term.

     Compensation Decisions for Chief Executive Officer and President. Mr. Packer was awarded a bonus of $120,000 for fiscal 2000. In establishing this bonus, the Compensation Committee considered Mr. Packer's success in meeting key strategic goals and his oversight of operating and financial performance of the Company. In fiscal 2000, Mr. Packer contributed to, among other things, the success of the Company's proprietary Biphasic technology in the marketplace; the addition of multiple key diagnostic features to the Company's M Series line of products; the Company's successful public offering of shares of common stock in February, 2000; and the acquisition of Pinpoint Technologies, a step that has given the Company an opportunity to market a more complete information management solution to the emergency medical services market.

                                          Submitted by the Compensation
                                          Committee for
                                             fiscal 2000

                                          DANIEL M. MULVENA, Chairman and
                                          JAMES W. BIONDI, M.D.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the Company's audited financials for the fiscal year ended September 30, 2000 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                          Submitted by the Audit Committee for
                                          fiscal 2000

                                          THOMAS M. CLAFLIN, II, Chairman
                                          M. STEPHEN HEILMAN, M.D. and
                                          BENSON F. SMITH

SEVERANCE ARRANGEMENTS

     Mr. Packer has an employment agreement with the Company providing for a severance payment of twelve months' salary in the event his employment is terminated by the Company without cause. The Agreement provides for non-competition for a period of three years following termination. At his fiscal 2000 base salary, Mr. Packer would be entitled to receive a severance payment of approximately $240,000 upon termination.

     Mr. Packer and Mr. Whiton each have a severance agreement with the Company that may be triggered upon a change in control of the Company. Mr. Packer's agreement provides for a severance payment if, within thirty-six months after a change in control, the Company terminates his employment for any reason or Mr. Packer resigns from the Company for any reason. In either case, Mr. Packer is entitled to receive 2.5 times the sum of (i) his base salary and (ii) most recent bonus paid prior to the change in control in one lump-sum payment, as well as health and dental insurance coverage for thirty months after his separation from the Company. Generally, if Mr. Whiton is terminated by the Company without cause (as defined in his severance agreement) or resigns from the Company for good reason (as defined in his severance agreement) within twelve months after a change in control of the Company, the Company must pay Mr. Whiton his base salary and most recent bonus in one lump-sum payment, as well as provide him with health and dental insurance coverage for twelve months after his separation from the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     M. Stephen Heilman, M.D. is Founder, Chairman and Chief Executive Officer of Lifecor, Inc., in which the Company has made a $2 million investment. Pursuant to an agreement entered into in connection with such investment, the Company has agreed to Dr. Heilman serving as a director of the Company, and a representative of the Company serving as a director of Lifecor, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the fiscal year ended September 30, 2000.

                                 OTHER MATTERS

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table presents information regarding beneficial ownership of the Company's Common Stock as of September 30, 2000 by (i) each of the Named Executive Officers and (ii) the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock based on certain filings made under Section 13 of the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

                                                         NO. OF SHARES    PERCENT
                   NAME AND ADDRESS                      BENEFICIALLY       OF
                  OF BENEFICIAL OWNER                        OWNED         CLASS
                  -------------------                    -------------    -------
Richard A. Packer(1)...................................       59,050           *
A. Ernest Whiton(2)....................................        5,250           *
Donald Boucher (3).....................................       14,500           *
Steven K. Flora(4).....................................       14,000           *
Ward M. Hamilton(5)....................................        5,250           *
Kopp Investment Advisors, Inc.(6)......................    1,071,925        12.2%
Pilgrim Baxter & Associates Ltd(7).....................      502,600         5.7%
  825 Duportail Road
  Wayne, PA 19087

---------------
  *  Less than 1%.

 (1) Includes 45,750 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days after September 1, 2000. Does not include options to purchase 71,250 shares of common stock which are not exercisable within 60 days after September 30, 2000.

 (2) Represents 5,250 shares of common stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2000. Does not include options to purchase 30,000 shares of common stock which are not exercisable within 60 days after September 30, 2000.

 (3) Represents 14,500 shares of common stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2000. Does not include options to purchase 8,750 shares of common stock which are not exercisable within 60 days after September 30, 2000.

 (4) Includes 10,000 shares of common stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2000. Does not include options to purchase 20,000 shares of common stock which are not exercisable within 60 days after September 30, 2000.

 (5) Represents 5,250 shares of common stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2000. Does not include options to purchase 3,750 shares of common stock which are not exercisable within 60 days after September 30, 2000.

 (6) Based on information set forth in a Schedule 13G filed under the Exchange Act on August 3, 2000.

 (7) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on January 7, 2000.

INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP has served as the Company's independent auditors since 1984. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Company's proxy statement for the Company's 2002 Annual Meeting, it must be received at the principal executive offices of the Company on or before September 10, 2001. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

     In addition, the Company's By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive offices (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the "Anniversary Date") or (b) in the case of a special meeting of stockholders in lieu of the annual meeting or in the event that the annual meeting of stockholders is called for a date more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any such proposal should be mailed to: Zoll Medical Corporation, 32 Second Avenue, Northwest Park, Burlington, Massachusetts 01803,
Attention: Clerk.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                       EXHIBIT A

                            ZOLL MEDICAL CORPORATION

                            AUDIT COMMITTEE CHARTER

I.  GENERAL STATEMENT OF PURPOSE

     The Audit Committee of the Board of Directors (the "Audit Committee") of ZOLL (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II.  AUDIT COMMITTEE COMPOSITION

     The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.  MEETINGS

     The Audit Committee generally is to meet two times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.  AUDIT COMMITTEE ACTIVITIES

     The principal activities of the Audit Committee will generally include the following:

     A.  REVIEW OF CHARTER

        - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

        - Review the overall audit plan with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer.

        - Review and discuss with management (including the Company's Chief Financial Officer) and with the independent auditor:

           (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

           (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

           (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

        - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

        - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

           (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

        - Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management.

        - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

        - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

        - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence.

        - Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

     C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

        - Review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

     D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

        - Recommend to the Board the appointment of the independent auditor.

          Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee "as representatives of the Company's shareholders".

        - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

        - Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

        - Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

     E.  MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

        - Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

     F.  GENERAL

        - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

        - Perform such other oversight functions as may be requested by the Board.

        - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

        - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                                                   ZOLCM-PS-2001

ZOLL MEDICAL CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                            ZOLL MEDICAL CORPORATION

     Dear Stockholder:

     Please take note of the important information regarding the Company's management and financial results enclosed with this proxy card.

     Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark one box for each proposal on the proxy card below to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders to be held February 8, 2001.

     Thank you in advance for your prompt consideration of these matters. This will help the Company avoid the expense of subsequent mailings.

     Sincerely,

     ZOLL MEDICAL CORPORATION


                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     1 Proposal to elect the following persons as Class III Directors to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified.

        Nominees:   (01) RICHARD A. PACKER
                    (02) JAMES W. BIONDI, M.D.

               FOR                           WITHHELD
               ALL    [ ]                [ ] FROM ALL
             NOMINEES                        NOMINEES

        [ ] _________________________________________
            For all nominees except as noted above


     2 In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.









     Mark box at right if an address change or comment has been noted on the
     reverse side of this card.                                              [ ]


     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2000 Annual Report and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Signature ________________ Date _______ Signature _________________ Date _______

                            ZOLL MEDICAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard A. Packer and Willard
M. Bright and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Zoll Medical Corporation (the "Company") held by the undersigned as of the close of business on December 29, 2000, at the Annual Meeting of Stockholders to be held at Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 on Thursday, February 8, 2001, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the two nominees for Class III Directors. The Board of Directors recommends a vote "FOR" Proposal 1. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.


--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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